[NUR MACROPRINTERS LETTERHEAD]


                          Summary of Bank Hapoalim c/l

Borrower:                NUR Corporation
Amount:                  NIS 1,500,000
Interest Rate:           Prime+3%
Facility Fee:            None
Maturity:                Revolving
Availability:            up to max c/l
Subordination:           None
Guarantee:               None
Collateral:              A perfected first lien 70% no grantee on all NUR
                         corporate assets.


OTHER TERMS:

Payment: interest monthly; the bank is authorized to debit any account maintained by Nur Corp. for the payment of interest, principal and fees when due.

Financial covenants:     None

Reporting:               None